EXHIBIT I

                                                                [FORM OF PLAN]


                        UNITED STATES BANKRUPTCY COURT
                         FOR THE DISTRICT OF DELAWARE



------------------------------------------x
                                          :
In re:                                    :   Chapter 11
                                          :
                                          :
WILSHIRE FINANCIAL                        :   Case No.
SERVICES GROUP INC.,                      :
                                          :
                                          :
                              Debtor.     :
------------------------------------------x





                   WILSHIRE FINANCIAL SERVICES GROUP INC.'S
                      PREPACKAGED PLAN OF REORGANIZATION
                    UNDER CHAPTER 11 OF THE BANKRUPTCY CODE











      Dated: March 3, 1999
             Wilmington, Delaware





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                              TABLE OF CONTENTS
                                                                          Page

I.    INTRODUCTION...........................................................1

II.   DEFINITIONS, INTERPRETATION AND RULES OF CONSTRUCTION..................1
      A.  Definitions........................................................1
      B.  Interpretation and Computation of Time............................12
          1.  Defined Terms.................................................12
          2.  Rules of Interpretation.......................................12
          3.  Time Periods..................................................12

III.  DESIGNATION OF CLASSES OF CLAIMS AND INTERESTS;
      IDENTIFICATION OF IMPAIRED AND UNIMPAIRED CLAIMS AND
      INTERESTS AND VOTING..................................................12
      A.  General...........................................................13
      B.  Designation of Classes............................................13
      C.  Unimpaired Classes................................................14
      D.  Impaired Classes..................................................14
      E.  Cramdown of Class 6 Interest......................................14
      F.  Elimination of Classes............................................14
      G.  Voting Instructions...............................................14
      H.  Voting Deadline and Extensions....................................15

IV.   GENERAL PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS..............15
      A.  Unclassified Claims...............................................15
          1.  Administrative Claims.........................................15
          2.  Priority Tax Claims...........................................17
      B.  Treatment of Claims Against and Interests in the Debtor...........17
          1.  Class 1 (Lender Secured Claims)...............................17
          2.  Class 2 (Other Secured Claims)................................18
          3.  Class 3 (Priority Claims).....................................18
          4.  Class 4 (Noteholder Claims)...................................18
          5.  Class 5 (General Unsecured Claims)............................19
          6.  Class 6 (Interests of Holders of Old Common Stock)............19
      C.  Confirmability of Plan and Cramdown...............................20
      D.  Modification of Treatment of Claims...............................20

V.    MEANS OF EXECUTION AND IMPLEMENTATION.................................20
      A.  Corporate Structure...............................................20
      B.  Corporate Action..................................................20
          1.  Cancellation of Old Securities and Instruments................20
          2.  Issuance of New Common Stock..................................21

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          3.  Market Liquidity Reallocation.................................21
          4.  Certificate of Incorporation and Bylaws for Reorganized WFSG..21
          5.  Post-Reorganization Board of Directors and Officers...........22
      C.  WCC Restructuring.................................................22
      D.  Compromised WREIT/WREP Claim; Compromised MLMC Claim..............22
      E.  DIP Facility......................................................22
      F.  Employment Agreements.............................................22
      G.  Management Compensation and Stock Option Plan.....................22
      H.  Executory Contracts and Unexpired Leases..........................23
      I.  Section 1145 Exemption............................................23
      J.  Section 1146 Exemption............................................23
      K.  Implementation and Carrying Out the Terms of This Plan............24
      L.  Payment of Statutory Fees.........................................24
      M.  Payment of Fees and Expenses of Unofficial Noteholders'
          Committee's Counsel...............................................24
      N.  Term of Injunctions or Stays......................................24
      O.  No Interest.......................................................25
      P.  Retiree Benefits..................................................25

VI.   DISTRIBUTIONS, DISPUTED CLAIMS AND SETOFF.............................25
      A.  Disbursing Agent..................................................25
      B.  Distribution Record Date..........................................25
      C.  Timing of Disbursement of Funds...................................26
      D.  Methods of Distributions; Delivery................................26
          1.  Cash Payments.................................................26
          2.  Issuance and Transfers of New Common Stock....................26
          3.  Delivery of Distributions.....................................26
          4.  Withholding Taxes.............................................27
      E.  Surrender of Canceled Instruments or Securities...................27
      F.  Unclaimed Property................................................28
      G.  Procedures for Treating Disputed Claims...........................28
          1.  Disputed Claims...............................................28
          2.  Objections to Claims and Interests............................28
          3.  No Distributions Pending Allowance............................29
      H.  Setoffs...........................................................29

VII.  CONFIRMATION AND EFFECTIVE DATE CONDITIONS............................29
      A.  Conditions to Confirmation........................................29
      B.  Conditions to Effective Date......................................30
      C.  Waiver of Conditions to Confirmation and Effective Date...........30

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VIII. EFFECTS OF PLAN CONFIRMATION..........................................31
      A.  Discharge of Debtor and Injunction................................31
      B.  Limitation of Liability...........................................32
      C.  Releases..........................................................32
      D.  Indemnification...................................................33
      E.  Vesting of Assets.................................................34
      F.  Waiver of Subordination...........................................34
      G.  Preservation of Causes of Action..................................34
      H.  Retention of Bankruptcy Court Jurisdiction........................34
      I.  Failure of Bankruptcy Court to Exercise Jurisdiction..............36
      J.  Official Committees...............................................36

IX.   MISCELLANEOUS PROVISIONS..............................................37
      A.  Final Order.......................................................37
      B.  Modification of this Plan.........................................37
      C.  No Liability for Solicitation or Participation....................37
      D.  Revocation of this Plan...........................................38
      E.  Severability of Plan Provisions...................................38
      F.  Notices...........................................................38
      G.  Successors and Assigns............................................39
      H.  Saturday, Sunday or Legal Holiday.................................39
      I.  Post-Effective Date Effect of Evidences of Claims or Interests....39
      J.  Governing Law.....................................................39
      K.  Inconsistency.....................................................39



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                                      I.

                                 INTRODUCTION

      Wilshire Financial Services Group Inc. ("WFSG" or the "Debtor") hereby proposes the following prepackaged plan of reorganization (this "Plan") for the resolution of the Debtor's outstanding creditor Claims and Interests and requests Confirmation of this Plan pursuant to Section 1129 of the Bankruptcy Code.

      All Holders of Claims and Interests are encouraged to read this Plan and the accompanying solicitation materials in their entirety.

      NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, ALL STATEMENTS IN THIS PLAN AND THE ACCOMPANYING SOLICITATION MATERIALS CONCERNING THE HISTORY OF THE DEBTOR'S BUSINESS, THE PAST OR PRESENT FINANCIAL CONDITION OF THE DEBTOR,
TRANSACTIONS  TO  WHICH  THE  DEBTOR  WAS  OR  IS A  PARTY,  OR  THE  EFFECT  OF
CONFIRMATION OF THIS PLAN ON SECURED CREDITORS, UNSECURED CREDITORS OR EQUITY INTEREST HOLDERS ARE ATTRIBUTABLE EXCLUSIVELY TO THE DEBTOR AND NOT TO ANY OTHER PARTY.


                                       II.

              DEFINITIONS, INTERPRETATION AND RULES OF CONSTRUCTION

A.    Definitions

      In addition to such other terms as are defined in other Sections of this Plan, the following terms have the following meanings as used in this Plan.

      1. "ADDITIONAL  RELEASEES" shall have the meaning ascribed to such term in
Section VIII(C) of this Plan.

      2. "ADMINISTRATIVE CLAIMS" means any and all Claims Allowed under Section 503(b) of the Bankruptcy Code and entitled to priority under Section 507(a)(1) of the Bankruptcy Code including, without limitation (a) any actual and necessary costs and expenses of preserving the Estate and administering the Reorganization Case, (b) any actual and necessary costs and expenses of operating the business of the Debtor, (c) fees and expenses of professionals to the extent Allowed by a Final Order of the Bankruptcy Court under Sections 330, 331 or 503 of the Bankruptcy Code and (d) all fees and charges assessed against the Estate pursuant to 28 U.S.C. ss. 1930.

     3. "ALLOWED" means with reference to a Claim against or Interest in the Debtor (a) for which a proof of such Claim or Interest was timely Filed and served upon the Debtor and no

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objection to the Claim or Interest,  or motion to estimate the Claim or Interest for purposes of allowance, is timely Filed; or (b) for which a proof of such Claim or Interest is deemed Filed under applicable law or pursuant to a Final Order of the Bankruptcy Court and no objection to the Claim or Interest is Filed within the time fixed by the Bankruptcy Court for such objections; or (c) which a Claim or Interest has been listed by the Debtor in its schedules of assets and liabilities Filed with the Bankruptcy Court and (i) is not listed as disputed, contingent or unliquidated and (ii) is not a Claim or Interest as to which a proof of Claim or Interest has been Filed; or (d) that is otherwise Allowed or deemed Allowed pursuant to this Plan. If the Debtor Files an objection to a proof of Claim or Interest within a time fixed by the Bankruptcy Court, the Claim or Interest shall be Allowed only to the extent of (i) any amount of such Claim or Interest to which the Debtor did not object, (ii) any amount otherwise authorized by Final Order or this Plan and (iii) any amount temporarily Allowed by an Order for purposes of voting on this Plan (which amount shall not be binding with respect to distributions to which the Holder of such Claim or Interest shall be entitled under this Plan).

      4. "BALLOT" means a ballot or master ballot to be used for voting to accept or reject this Plan.

      5. "BANKRUPTCY CODE" means title 11 of the United States Code, as now in effect or hereafter amended if such amendments are made applicable to the Reorganization Case.

      6. "BANKRUPTCY COURT" means the United States Bankruptcy Court for the District of Delaware, the United States District Court for the District of Delaware, or such other court or adjunct thereof that exercises jurisdiction over the Reorganization Case.

      7. "BANKRUPTCY RULES" means the Federal Rules of Bankruptcy Procedure, as applicable from time to time in the Reorganization Case.

      8. "BUSINESS DAY" means any day other than a Saturday, a Sunday or a legal holiday as such term is defined in Bankruptcy Rule 9006(a).

      9. "CANCELED  INSTRUMENTS" shall have the meaning ascribed to such term in
Section VI(E)(a) of this Plan.

      10. "CASH" means currency, a certified check, a cashier's check or a wire transfer of immediately available funds from any source, or a check drawn on a domestic bank from Reorganized WFSG or any other Person making any distribution under this Plan.

      11. "CCI" means Capital Consultants, Inc., an Oregon corporation, for itself and as agent for its investors.

     12. "CCI GUARANTY CLAIM" means any Claim under that certain limited Guaranty dated October 15, 1998, granted by WFSG in favor of CCI and any other Claim, interest, right or demand of CCI against or in the Debtor arising out of, relating to or in connection with the CCI

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Guaranty, WCC Restructuring or any lending by CCI to WCC, which claims are being released by CCI pursuant to the WCC Restructuring Agreement on the satisfaction of the conditions stated therein. WFSG and the Unofficial Noteholders' Committee dispute the validity and enforceability of the CCI Guaranty Claim.

      13. "CLAIM" means a claim against the Debtor, whether or not asserted or Allowed, as defined in Section 101(5) of the Bankruptcy Code, which shall include (a) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal equitable, secured or unsecured or (b) a right to an equitable remedy for breach of performance if such breach gives rise to payment, whether or not such right to an equitable remedy is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal equitable, secured or unsecured.

      14. "CLASS" means a class of Claims or Interests designated pursuant to this Plan.

      15. "CLASS B COMMON STOCK" means the non-voting class B common stock of New Servicer granted to Capital Wilshire Holdings, Inc., a company designated by CCI, under the WCC Restructuring Agreement, which will be convertible into New Common Stock.

      16. "CLERK" means the Clerk of the Bankruptcy Court.

      17. "COMPROMISED MLMC CLAIM" means all Claims of MLMC represented by, relating to, arising under, or in connection with the MLMC Promissory Note and the MLMC Forbearance Agreement, giving effect to the compromise and settlement effected pursuant to the MLMC Letter Agreement.

      18. "COMPROMISED WREIT/WREP CLAIM" means all Claims of WREIT and WREP giving effect to the compromise and settlement set forth in the WREP Financing Agreement.

      19. "CONFIRMATION" means the entry by the Bankruptcy Court of the Confirmation Order.

      20. "CONFIRMATION DATE" means the date on which the Clerk enters the Confirmation Order on the Docket.

      21. "CONFIRMATION HEARING" means the hearing on Confirmation of this Plan, as this Plan may be modified hereafter.

      22. "CONFIRMATION ORDER" means the Order of the Bankruptcy Court confirming this Plan under Section 1129 of the Bankruptcy Code.

      23.  "DEBTOR  RELEASEES"  shall have the meaning  ascribed to such term in
Section VIII(C) of this Plan.


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      24. "DEBTOR" means WFSG, as a debtor and Debtor-In-Possession.

      25. "DEBTOR-IN-POSSESSION" means the Debtor, when acting in the capacity of a representative of the Estate in the Reorganization Case.

      26. "DIP CLAIMS" means the Claims of the DIP Lender arising under the DIP Facility.

      27. "DIP FACILITY" means the Debtor-In-Possession term facility in the aggregate principal amount of up to $10,000,000 pursuant to the WREP Financing Agreement.

      28. "DIP LENDER" means WREP.

      29. "DISBURSING AGENT" means, collectively, one or more Persons responsible for making distributions under this Plan in accordance with Sections VI(A)-(F) of this Plan, and includes Reorganized WFSG and/or such other Persons as the Debtor may employ in its sole discretion to serve as Disbursing Agent.

      30.  "DISCLOSURE  STATEMENT"  means the disclosure  statement  pursuant to
Section 1125 or Section 1126(b) of the Bankruptcy Code with respect to this Plan (and all exhibits and schedules annexed thereto or referred to therein), also referred to therein as the "Solicitation Statement," as it may be amended or supplemented from time to time.

      31. "DISPUTED CLAIM" means a Claim, not otherwise Allowed or paid pursuant to this Plan, to the extent such Claim is the subject of a pending application, motion, complaint, objection or other legal proceeding seeking to disallow, subordinate or estimate such Claim.

      32. "DISPUTED INTEREST" means an Interest to the extent such Interest is the subject of a pending application, motion, complaint, objection or other legal proceeding seeking to disallow, subordinate or estimate such Interest.

      33. "DISTRIBUTION RECORD DATE" means the date or dates fixed by the Bankruptcy Court as the record date for determining the Holders of Old Notes who are entitled to receive distributions under this Plan and, if no such date is fixed, means the Confirmation Date.

      34. "DOCKET" means the docket or dockets in the Reorganization Case maintained by the Clerk.

      35. "EFFECTIVE DATE" means the date which is 11 calendar days after the Confirmation Date, or if such date is not a Business Day, the next succeeding Business Day; provided, however, that if, as of such date, all conditions to the occurrence of the Effective Date as set forth herein have not been satisfied or, if permitted, waived by the Debtor, then the first Business Day on which all such conditions have been satisfied or waived.


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      36. "EMPLOYMENT AGREEMENTS" means, collectively, the employment agreements to be entered into between Wiederhorn and Mendelsohn, respectively, and WFSG, containing the terms summarized in the Disclosure Statement.

      37. "ESTATE" means the estate created in the Debtor's Reorganization Case under Section 541 of the Bankruptcy Code.

      38. "FILE," "FILED" or "FILING" means filed, or filing, with the Clerk of the Bankruptcy Court in the Reorganization Case.

      39. "FILING DATE" means the date on which the Debtor Filed its voluntary Chapter 11 petition with the Bankruptcy Court commencing the Reorganization Case.

      40. "FINAL ORDER" means an order or judgment of the Bankruptcy Court, as entered on the Docket in the Reorganization Case, which has not been reversed, stayed, modified or amended, and as to which (a) the time to appeal, seek certiorari or request reargument or further review or rehearing has expired and no appeal, petition for certiorari or request for reargument or further review or rehearing has been timely filed or (b) any appeal that has been or may be taken or any petition for certiorari or request for reargument or further review or rehearing that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed, from which certiorari was sought or to which the request was made.

      41. "FINANCING ORDERS" means, collectively, the interim and final orders entered by the Bankruptcy Court in connection with the DIP Facility, including the repayment of the Interim Facility.

      42. "GENERAL UNSECURED CLAIMS" means all Unsecured Claims against the Debtor, other than Administrative Claims, Priority Tax Claims, Priority Claims, Lender Secured Claims, Other Secured Claims and Noteholder Claims, and includes, without limitation, the Compromised WREIT/WREP Claim, the Compromised MLMC Claim, the Guaranty Claims, the Trade Claims and the Intercompany Claims.

      43. "GUARANTY CLAIMS" means all contingent Claims arising under or relating to any guarantees under which the Debtor is a guarantor, excluding the CCI Guaranty Claim which is to be released and discharged in the WCC Restructuring.

      44. "HOLDER" means a Person who holds a Claim or Interest in such Person's capacity as the Holder of such Claim or Interest. Where the identity of the Holder of a Claim or Interest is set forth on a register or other record maintained by or at the direction of the Debtor, the Holder of such Claim or Interest shall be deemed to be the Holder as identified on such register or record unless the Debtor is otherwise notified in a writing authorized by such Holder.

      45. "IMPAIRED" shall have the definition given to it in Section 1124 of the Bankruptcy Code. An Impaired Class is entitled to vote on this Plan; provided, however, that Classes of Claims and Interests that do not receive or retain any property under this Plan on account of such Claims and Interests are deemed to have rejected this Plan and are not entitled to vote.

      46. "INDEMNITEES" shall have the meaning ascribed to such term in Section VIII(D) of this Plan.

      47. "INDENTURE TRUSTEE" means Bankers Trust Company, as indenture trustee for the Notes and the Series B Notes.

      48. "INDENTURE TRUSTEE CHARGING LIEN" means any lien or other priority in payment available to the Indenture Trustee pursuant to the Old Indentures or applicable law, for the payment of fees and expenses incurred by the Indenture Trustee (including the fees and expenses of counsel retained by the Indenture Trustee), whether incurred prior or subsequent to the Filing Date, to the extent not otherwise paid pursuant to the applicable terms of this Plan.

      49.  "INFORMATION  AGENT" shall have the meaning  ascribed to such term in
Section III(H) of this Plan.

      50. "INSTRUMENT" means any share of stock, security, promissory note or other "INSTRUMENT," within the meaning of that term, as defined in Section 9-105(l)(i) of the UCC.

      51. "INTERCOMPANY CLAIMS" means any and all Claims and causes of action held by WSC, WFC, First Bank of Beverly Hills, F.S.B., WMFC 1997-1 Inc., WMFC 1997-2 Inc., or other affiliates against the Debtor excluding WREIT and WREP to the extent of the Compromised WREIT/WREP Claim and Claims arising under, related to and in connection with the WCC Restructuring.

      52. "INTEREST" means the Holder of an equity Interest in the Debtor, whether or not asserted, as defined in Section 101(17) of the Bankruptcy Code.

      53. "INTERIM FACILITY" means the interim term facility under the WREP Financing Agreement and the WREP Interim Financing Agreement wherein WREP, as lender, will loan up to an aggregate principal amount of $5,000,000 to WAC.

      54. "LENDERS" means Salomon Brothers Inc, as agent for Salomon Brothers International Limited and any other similar lender under any and all Repurchase Agreements.

      55. "LENDER SECURED CLAIMS" means all Claims of the Lenders represented by, relating to, arising under or in connection with the Repurchase Agreements.

      56. "LOCAL BANKRUPTCY RULES" means the local rules of the Bankruptcy Court, as applicable from time to time in the Reorganization Case.


                                      6

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     57. "MARKET LIQUIDITY REALLOCATION" shall mean the reallocation of a number of shares of New Common Stock to Holders of Allowed Interests in Class 6 from New Common Stock otherwise to be distributed to Holders of Allowed Claims in Class 4 who accept this Plan to be effected pursuant to Section V(B)(3) of this Plan for the purpose of fostering the development of, and improving conditions in, the trading market for New Common Stock following the Effective Date.

      58. "MARKET LIQUIDITY REALLOCATION AMOUNT" shall have the meaning ascribed to such term in Section V(B)(3) of this Plan.

      59. "MENDELSOHN" means Lawrence A. Mendelsohn, the President of WFSG.

      60.   "MLMC" means Merrill Lynch Mortgage Capital Inc.

      61. "MLMC FORBEARANCE AGREEMENT" means that certain forbearance agreement dated as of February 1, 1999, between the Debtor and MLMC.

      62. "MLMC LETTER AGREEMENT" means that certain letter agreement dated August 19, 1998, between the Debtor and MLMC.

      63. "MLMC PROMISSORY NOTE" means that certain promissory note dated as of February 1, 1999, executed by the Debtor in favor of MLMC in the principal amount of $2,604,137.

      64. "NEW COMMON STOCK" means the common stock of Reorganized WFSG, par value $0.01 per share, which may be issued by Reorganized WFSG on and after the Effective Date pursuant to this Plan or otherwise.

      65. "NEW SERVICER" means the newly organized servicing subsidiary of Reorganized WFSG to be formed on the Effective Date.

      66. "NEW 6% NOTE" means the 6% promissory note to be issued by the Debtor on the Effective Date in favor of WREIT and WREP in the principal amount of $18,433,000 on the terms set forth in the WREP Financing Agreement.

      67. "NOTEHOLDER" means any Holder of a Claim represented by, relating to, arising under or in connection with the Old Notes.

      68. "NOTEHOLDER CLAIMS" means all Claims of the Noteholders represented by, relating to, arising under or in connection with the Old Notes.

      69. "NOTEHOLDER RESTRUCTURING AGREEMENT" means that certain letter agreement dated November 23, 1998 and term sheet annexed thereto by and between Capital Research and Management Company, Capital Guardian Trust Company, Ryback Management Corporation and American Express Financial Corporation, all as members of the Unofficial

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


Noteholders' Committee and in the capacities designated therein, WREIT and WFSG, as such agreement was amended pursuant to a further agreement dated January 19, 1999.

      70. "NOTE INDENTURE" means the indenture, dated as of December 24, 1996, as amended or supplemented from time to time in accordance with the terms thereof, by and between WFSG and Bankers Trust Company, as indenture trustee, pursuant to which the Notes were issued.

      71. "NOTES" means the 13% notes due January 1, 2004, CUSIP 971867 AA4 issued pursuant to the Note Indenture.

      72. "OFFICIAL COMMITTEE" means any statutory committee of creditors or equity Interest Holders of the Debtor appointed by the United States Trustee pursuant to Section 1102 of the Bankruptcy Code.

      73. "OLD EMPLOYMENT AGREEMENTS" means, collectively (a) the employment agreement dated as of November 15, 1996 by and between the Debtor and Wiederhorn and (b) the employment agreement dated as of November 15, 1996 by and between the Debtor and Mendelsohn.

      74. "OLD INDENTURES" means, collectively, the Note Indenture and the Series B Note Indenture.

      75. "OLD NOTES" means, collectively, the Notes and the Series B Notes.

      76. "OLD SECURITIES" means, collectively, the Old Notes and the Old Common Stock.

      77. "OLD COMMON STOCK" means the common stock of WFSG, par value $.01 per share and any options or other existing forms of securities convertible into common stock of WFSG.

      78. "ORDER" means an order or judgment of the Bankruptcy Court as entered on the Docket.

      79. "OTHER SECURED CLAIMS" means all Secured Claims other than Lender Secured Claims.

      80. "PERSON" means any individual, corporation, general partnership, limited partnership, limited liability partnership, limited liability company, association, joint stock company, joint venture, governmental entity or political subdivision thereof, Official Committee, unofficial committee of creditors or equity Interest Holders, including the Unofficial Noteholders' Committee or other "entity" (as defined in the Bankruptcy Code).

      81. "PLAN" means this prepackaged plan of reorganization for the Debtor in the Reorganization Case and as such may be amended, modified or supplemented from time to time.


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



      82. "POST-PETITION TAX CLAIMS" means Administrative Claims and other Claims by a governmental unit for taxes (and for interest and/or penalties related to such taxes) for any tax year or period, to the extent such Claim accrues within the period from and including the Filing Date through and including the Effective Date.

     83. "POST-REORGANIZATION BOARD" means the Board of Directors of Reorganized WFSG established in accordance with Section V(B)(5) of this Plan which shall function and serve as of and after the Effective Date in accordance with the Reorganized WFSG Certificate of Incorporation and the Reorganized WFSG Bylaws.

      84. "PRIORITY CLAIMS" means Claims entitled to priority under Sections 507(a)(3) through 507(a)(7) or 507(a)(9) of the Bankruptcy Code, but excludes Priority Tax Claims.

      85. "PRIORITY TAX CLAIMS" means Claims for an amount entitled to priority under Section 507(a)(8) of the Bankruptcy Code.

      86. "PRO RATA" means proportionately so that, with respect to any Class, the ratio of (a) the amount of consideration distributed on account of a particular Allowed Claim or Allowed Interest to (b) the amount of such particular Allowed Claim or Allowed Interest, is the same as the ratio of (i) the amount of consideration distributed on account of all Allowed Claims or Allowed Interests of the Class in which the particular Allowed Claim or Allowed Interest is included to (ii) the aggregate amount of all Allowed Claims or Allowed Interests of that Class.

      87. "PSC" means Portland Servicing Corporation, a Nevada corporation.

      88. "REINSTATE" means, with respect to any Allowed Claim or Allowed Interest, that such Claim or Interest shall be treated as Unimpaired as of the Effective Date.

     89. "REORGANIZATION CASE" means the Debtor's case under Chapter 11 of the Bankruptcy Code.

      90. "REORGANIZED WFSG" means WFSG, as it will be reorganized as of the Effective Date in accordance with this Plan and having such name as shall be determined prior to the Confirmation Date by the Board of Directors of WFSG.

      91. "REORGANIZED WFSG BYLAWS" means the amended and restated bylaws of Reorganized WFSG that will be filed with the Bankruptcy Court on or prior to the hearing on Confirmation of the Plan.

     92. "REORGANIZED WFSG CERTIFICATE OF INCORPORATION" means the amended and restated certificate of incorporation of Reorganized WFSG that will be filed with the Bankruptcy Court on or prior to the hearing on Confirmation of the Plan.

     93.  "REPURCHASE  AGREEMENTS"  means,  collectively  (a) the Global  Master
Repurchase Agreement dated August 31, 1998, between the Debtor and Salomon Brothers Inc , agent for Salomon Brothers International Limited, as such may have been or may hereafter be amended or supplemented, all written Confirmations (as such term is defined therein) and any other documents relating to such agreement and (b) any other similar agreement entered into by the Debtor at any time, including after February 1, 1999, which are disclosed to the Court pursuant to or at the Confirmation Hearing.

      94. "SECURED CLAIMS" means any and all Claims that are secured by a lien on property in which the Estate has an interest or that are subject to setoff under Section 553 of the Bankruptcy Code, to the extent of the value of the Claim Holder's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to
Section 506(a) or 1111(b) of the Bankruptcy Code including, without limitation, the Lender Claims.

      95. "SERIES B NOTE INDENTURE" means the indenture, dated as of August 15, 1997, as amended or supplemented from time to time in accordance with the terms thereof, by and between WFSG and Bankers Trust Company, as indenture trustee, under which the Series B Notes were issued.

      96. "SERIES B NOTES" means the 13% notes due August 15, 2004, CUSIP 971867 AE6, issued pursuant to the Series B Note Indenture.

      97. "TRADE CLAIMS" means any Unsecured Claim against the Debtor arising from the delivery of goods or services to the Debtor in the ordinary course of the Debtor's business excluding the Compromised MLMC Claim, the Compromised WREIT/WREP Claim, the CCI Guaranty Claim and any Claims arising under the Old Employment Agreements.

      98. "UCC" means the Delaware Uniform Commercial Code, as in effect at any relevant time.

      99. "UNIMPAIRED" means, with reference to a Class of Claims or Interests, that the Class is not Impaired. An Unimpaired Class is not entitled to vote on this Plan.

      100. "UNOFFICIAL NOTEHOLDERS' COMMITTEE" means the unofficial committee of Holders of Old Notes in existence as of the Filing Date, which members include Capital Research and Management Company, Capital Guardian Trust Company, Ryback Management Corporation and American Express Financial Corporation.

      101. "UNSECURED CLAIM" means any Claim that is not an Administrative Claim, Priority Claim, Priority Tax Claim or Secured Claim.

      102. "VOTING DEADLINE" means the date on which Ballots must be received by the Information Agent at the address set forth on the applicable Ballot. For purposes of this Plan, the

Voting Deadline is 5:00 p.m., New York City Time, March 1, 1999, or, if the Debtor extends the Voting Deadline pursuant to Section III(H), the latest date on which a Ballot will be accepted.

      103. "WAC" means Wilshire Acquisitions Corporation, a Nevada corporation.

      104. "WCC" means Wilshire Credit Corporation, a Nevada corporation.

      105. "WCC RESTRUCTURING" means that certain restructuring implemented substantially in accordance with the terms of the WCC Restructuring Agreement. The WCC Restructuring provides for, among other things (a) the transfer of the assets and liabilities (other than certain indebtedness owed to CCI) of WCC to the New Servicer, which will be owned 50.01% by the Debtor in the form of voting class A common stock and 49.99% by Capital Wilshire Holdings, Inc., a company controlled by a designee of CCI and (b) the compromise, settlement and release of the CCI Guaranty. The terms of the WCC Restructuring are set forth in more detail in the Disclosure Statement.

      106. "WCC RESTRUCTURING AGREEMENT" means that certain Amended and Restated Restructuring Agreement dated as of January 19, 1999 between WCC, WFSG, WSC, WFC, PSC, Wiederhorn, Mendelsohn and CCI.

      107. "WFC" means Wilshire Funding Corporation, a Delaware corporation.

      108. "WIEDERHORN" means Andrew A. Wiederhorn, Chairman, Chief Executive Officer and Secretary of WFSG.

      109. "WLL" means Wilshire Leasing Limited, a Nevada corporation.

      110. "WREIT" means Wilshire Real Estate Investment Trust Inc., a Maryland corporation.

      111. "WREP" means Wilshire Real Estate Partnership L.P., a Delaware limited partnership.

      112. "WREP FINANCING AGREEMENT" means that certain letter agreement dated January 19, 1999 respecting, among other things, the DIP Facility.

      113. "WSC" means Wilshire Servicing Corporation, a Delaware corporation.

      114. "WREP INTERIM FINANCING AGREEMENT" means the Interim Financing Loan Agreement and related documents containing the definitive terms of the Interim Facility.

      115. "WSECC" means Wilshire Securities Corporation, a Nevada corporation.

B.    Interpretation and Computation of Time

      1.  Defined Terms

          Any term used in this Plan that is not defined in this Plan, either in
Section II(A) or elsewhere, but that is defined in the Bankruptcy Code, the Bankruptcy Rules or the Local Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code, the Bankruptcy Rules or the Local Bankruptcy Rules, as the case may be.

      2.    Rules of Interpretation

            For purposes of this Plan (a) whenever it appears appropriate from the context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, (b) any reference in this Plan to a contract, Instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; provided, however, that any change to such form, terms or conditions which is material to a party to such document shall not be made without such party's consent, (c) any reference in this Plan to an existing document or exhibit Filed or to be Filed means such document or exhibit, as it may have been or (to the extent otherwise permitted, hereafter) may be amended, modified or supplemented from time to time, (d) unless otherwise specified in a particular reference, all references in this Plan to sections, articles and exhibits are references to sections, articles and exhibits of or to this Plan, (e) the words "herein," "hereof," "hereto," "hereunder" and others of similar import refer to this Plan in its entirety rather than to a particular portion of this Plan only,
(f) captions and headings under in this Plan are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretations of this Plan, (g) the rules of construction set forth in Section 102 of the Bankruptcy Code shall apply and (h) any and all exhibits to this Plan are incorporated into this Plan, and shall be deemed to be included in this Plan.

      3.    Time Periods

            In computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

                                     III.

                DESIGNATION OF CLASSES OF CLAIMS AND INTERESTS;
                   IDENTIFICATION OF IMPAIRED AND UNIMPAIRED
                        CLAIMS AND INTERESTS AND VOTING

A.    General

      The following is a designation of the Classes of Claims and Interests under this Plan. In accordance with Section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified and are excluded from the following Classes. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class, and is classified in another Class or Classes to the extent that any remainder of the Claim or Interest qualifies within the description of such other Class or Classes. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released or otherwise satisfied before the Effective Date. A Claim or Interest which is not an Allowed Claim or Allowed Interest is not in any Class. A Disputed Claim or Disputed Interest, to the extent that it subsequently becomes an Allowed Claim or Allowed Interest, shall be included in the Class for which it would have qualified had it not been disputed. Notwithstanding anything to the contrary contained in this Plan, no distribution shall be made on account of any Claim or Interest to the extent such Claim or Interest is not an Allowed Claim or an Allowed Interest.

B.    Designation of Classes


Class 1 - Lender Secured Claims        Class 1 consists of  all  Allowed  Lender
                                       Secured  Claims against the Debtor.

Class 2 - Other Secured Claims         Class 2 consists of all Allowed  Secured
          (other than Lender Secured   Claims against the Debtor other than
          Claims in Class 1)           Lender Secured Claims specified in
                                       Class 1.

Class 3 - Priority Claims              Class 3 consists of all Allowed Priority
                                       Claims against the Debtor.

Class 4 - Noteholder Claims            Class 4 consists of all Allowed Unsecured
                                       Claims  of  the Holders of Old Notes
                                       against the Debtor.

Class 5 - General  Unsecured Claims    Class 5 consists of all Allowed Unsecured
          (other than the Unsecured    Claims (including the Compromised
          Claims in Classes 3 and 4)   WREIT/WREP Claim, the Compromised MLMC
                                       Claim, the Guaranty Claims, the Trade
                                       Claims and the Intercompany Claims)
                                       against the Debtor other than the
                                       Unsecured Claims in Class 4.

Class 6 - Interests of Holders of Old  Class  6  consists  of all  Allowed
          Common Stock                 Interests in  WFSG of Holders of Old
                                       Common Stock.

C.    Unimpaired Classes

      Each of Classes 1, 2, 3 and 5 is Unimpaired under this Plan and, pursuant to Section 1126(f) of the Bankruptcy Code, Holders of Claims in each such Class are conclusively presumed to accept this Plan and, therefore, are not entitled to vote.

D.    Impaired Classes

      Each Holder of an Allowed Claim in an impaired Class of Claims against the Debtor shall be entitled to vote to accept or reject this Plan. Class 4 is Impaired under this Plan, and only the Holders of Claims in such Class are entitled to vote on this Plan.

E.    Cramdown of Class 6 Interests

      The Class of Holders of Old Common Stock is not receiving or retaining any property under this Plan, and is therefore deemed to have rejected this Plan. Accordingly, the Debtor will request that the Bankruptcy Court confirm this Plan under Section 1129(b)(2) of the Bankruptcy Code. The two principal shareholders of the Debtor, Wiederhorn and Mendelsohn, own approximately 3,272,152 shares or 30%, and 1,299,831 shares or 11.99%, respectively, of the Old Common Stock and support this Plan.

F.    Elimination of Classes

      Any Class of Claims that is not occupied as of the date of the commencement of the Confirmation Hearing by an Allowed Claim or a Claim temporarily Allowed under Rule 3018 of the Bankruptcy Rules shall be deemed deleted from this Plan for all purposes.

G.    Voting Instructions

      Each Holder of an Allowed Claim in Class 4 is entitled to vote on this Plan and will receive a Ballot. Only the Holders of Allowed Claims in Class 4 will receive Ballots for voting on this Plan. The Ballot will contain one box indicating acceptance of this Plan and the other box indicating rejection of this Plan. Holders of Allowed Claims who elect to vote on this Plan must mark one or the other box and execute the Ballot, all pursuant to the instructions contained thereon. Any executed Ballot that does not indicate acceptance or rejection of this Plan will be deemed to be an acceptance of this Plan.

H.    Voting Deadline and Extensions

      THE VOTING DEADLINE IS MARCH 1, 1999, 5:00 P.M., NEW YORK CITY TIME. Ballots must be received by the "INFORMATION AGENT" designated on the Ballots at the address set forth on the applicable Ballot. To be counted for purposes of voting on this Plan, all of the information requested on the applicable Ballot must be provided. The Debtor reserves the right, in its sole discretion, to extend the Voting Deadline, in which case the term "Voting Deadline" shall mean the latest date on which a Ballot will be accepted. To extend the Voting Deadline, the Debtor will make an announcement thereof (via a press release), prior to 9:00 a.m., New York City Time, not later than the next Business Day immediately after the previously scheduled Voting Deadline. Such announcement may state that the Debtor is extending the Voting Deadline for a specified period of time or on a daily basis until 5:00 p.m., New York City Time, on the date on which sufficient acceptances required to obtain Confirmation of this Plan have been received.

                                      IV.

           GENERAL PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS

A.    Unclassified Claims

      1.  Administrative Claims

          (a)  General

               Subject to certain additional requirements for professionals and certain other entities set forth below, Reorganized WFSG shall pay to each Holder of an Allowed Administrative Claim, on account of its Administrative Claim and in full satisfaction thereof, Cash equal to the amount of such Allowed Administrative Claim on, or as soon as practicable after, the later of the Effective Date and the day on which such Claim becomes an Allowed Claim, unless (i) the Holder of such Allowed Administrative Claim and the Debtor or Reorganized WFSG agree or shall have agreed to other treatment of such Claim or (ii) an Order of the Bankruptcy Court provides for other terms; provided, that, if incurred in the ordinary course of business or otherwise assumed by the Debtor pursuant to this Plan (including Administrative Claims of governmental units for taxes), an Allowed Administrative Claim will be assumed on the Effective Date and paid, performed or settled by Reorganized WFSG when due in accordance with the terms and conditions of the particular agreement(s) governing the obligation in the absence of the Reorganization Case.

          (b)  Statutory Fees Under 28 U.S.C. ss. 1930

               On or before the Effective Date, all fees payable pursuant to 28 U.S.C. ss. 1930, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid in Cash equal to the amount of such Administrative Claim.

          (c)  Professional Fees

               All professionals or other Persons requesting compensation or reimbursement of expenses pursuant to Sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered to the Debtor or an Official Committee on or before the Effective Date (including, without limitation, any compensation requested by any professional or any other Person for making a substantial contribution in the Reorganization Case) shall File and serve on Reorganized WFSG and counsel for Reorganized WFSG, an application for final allowance of compensation and reimbursement of expenses no later than (i) sixty (60) days after the Effective Date or (ii) such later date, if any, as the Bankruptcy Court orders upon application made prior to the end of such 60-day period. Objections to applications of professionals or other Persons for compensation or reimbursement of expenses must be Filed and served on Reorganized WFSG, counsel for Reorganized WFSG and the requesting professional or other Person on or before the later of (x) ninety (90) days after the Effective Date and (y) thirty (30) days after such date as the Bankruptcy Court establishes as the deadline for Filing such applications.

          (d)  Indenture Trustee Fees

               On or as soon as reasonably practicable after the Effective Date, Reorganized WFSG shall pay the contractual Claims of the Indenture Trustee for its fees and expenses including its reasonable attorneys' fees and expenses, if any. Such payments to the Indenture Trustee shall be in full satisfaction of any Indenture Trustee Charging Liens. Upon such payments, any Indenture Trustee Charging Liens shall be released. To the extent, after being furnished with normal supporting documents for such fees and expenses, Reorganized WFSG disputes the reasonableness of any such fees and expenses, Reorganized WFSG shall pay such fees and expenses as are not disputed, and shall submit to the Indenture Trustee a written list of specific fees and expenses viewed by Reorganized WFSG as not being reasonable. To the extent that Reorganized WFSG and the Indenture Trustee are unable to resolve the dispute, the dispute shall be resolved by the Bankruptcy Court. The Indenture Trustee shall not attach or set off any of its fees and expenses against distributions to Holders of Old Notes and shall not otherwise withhold or delay any such distributions.

          (e)  Post-Petition Tax Claims

               All requests for payment of Post-Petition Tax Claims must be Filed on or before the later of (i) sixty (60) days following the Effective Date and (ii) 120 days following the filing of the tax return for such taxes for such tax year or period with the applicable governmental unit. Any Holder of any Post-Petition Tax Claim that is required to File a request for payment of such taxesand that does not File such a Claim by the applicable bar date shall be forever barred from asserting any such Post-Petition Tax Claim against the Debtor, Reorganized WFSG or any of their respective properties, whether any such Post-Petition Tax Claim is deemed to arise prior to, on, or subsequent to, the Effective Date.

            (f)    DIP Claims

               All DIP Claims will be paid in full in accordance with the WREP Financing Agreement and the Financing Orders. Pursuant to the WREP Financing Agreement, Reorganized WFSG shall not be required to repay the DIP Facility on the Effective Date and shall be entitled to assume and repay all obligations under the DIP Facility following the Effective Date on the terms set forth in the DIP Facility.

      2.  Priority Tax Claims

          Unless otherwise agreed to by the Debtor or Reorganized WFSG and a Holder of a Priority Tax Claim, each Holder of an Allowed Priority Tax Claim shall receive, at the sole option of Reorganized WFSG (a) Cash equal to the unpaid portion of such Allowed Priority Tax Claim on the later of the Effective Date and the date on which such Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable or (b) equal quarterly Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at a fixed annual rate to be determined by the Bankruptcy Court or otherwise agreed to by Reorganized WFSG and such Holder, over a period through the sixth anniversary of the date of assessment of such Allowed Priority Tax Claim, or upon such other terms determined by the Bankruptcy Court to provide the Holder of such Allowed Priority Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim. The Holders of Allowed Priority Tax Claims are not entitled to vote on this Plan. Pursuant to Section 1123(a)(1) of the Bankruptcy Code, Priority Tax Claims are not designated a Class of Claims for purposes of this Plan.

B.    Treatment of Claims Against and Interests in the Debtor

      1.    Class 1 (Lender Secured Claims)

            Class l consists of all Allowed Lender Secured Claims against the Debtor represented by, relating to, arising under or in connection with the Repurchase Agreements. Each Allowed Lender Secured Claim against the Debtor will be treated as follows (a) this Plan shall leave unaltered the legal, equitable and contractual rights to which such Claim entitles the Holder; or (b) (i) the Debtor shall cure any default with respect to such Claim that occurred before or after the Filing Date (other than a default of a kind specified in Section
365(b)(2) of the Bankruptcy Code), (ii) the maturity of such Claim shall be Reinstated as such maturity existed before any such default, (iii) the Holder of such Claim shall be compensated for any damages incurred as a result of any reasonable reliance by the Holder on any right to accelerate its Claim (as may be determined by order of the Bankruptcy Court) and (iv) the legal, equitable and contractual rights of such Holder will not otherwise be altered; or (c) such Claim shall receive such other treatment to which the Holder shall consent. Class 1 Claims are Unimpaired and, accordingly, will be deemed to have accepted this Plan.

      2.    Class 2 (Other Secured Claims)

            Class 2 consists of all Allowed Secured Claims against the Debtor other than Lender Secured Claims in Class 1. These primarily include Claims represented by, relating to, arising under or in connection with capital leases to which the Debtor is a party. Each Allowed Other Secured Claim against the Debtor will be treated as follows (a) this Plan shall leave unaltered the legal, equitable and contractual rights to which such Claim entitles the Holder; or (b)
(i) the Debtor shall cure any default with respect to such Claim that occurred before or after the Filing Date (other than a default of a kind specified in Section 365(b)(2) of the Bankruptcy Code), (ii) the maturity of such Claim shall be Reinstated as such maturity existed before any such default, (iii) the Holder of such Claim shall be compensated for any damages incurred as a result of any reasonable reliance by the Holder on any right to accelerate its Claim (as may be determined by order of the Bankruptcy Court) and (iv) the legal, equitable and contractual rights of such Holder will not otherwise be altered; or (c) such Claim shall receive such other treatment to which the Holder shall consent. Class 2 Claims are Unimpaired and, accordingly, will be deemed to have accepted this Plan.

      3.    Class 3 (Priority Claims)

            Class 3 consists of the Allowed Priority Claims against the Debtor. Each Holder of an Allowed Class 3 Claim shall be entitled to receive (a) Cash equal to the amount of such Claim, unless the Holder of such Claim and Reorganized WFSG agree to a different treatment, on the latest of (i) the Effective Date or as soon as practicable thereafter, (ii) the date such Claim becomes an Allowed Priority Claim and (iii) the date that such Claim would be paid in accordance with any terms and conditions of any agreements or understandings relating thereto between the Debtor and the Holder of such Claim, and/or (b) such other treatment, as determined by the Bankruptcy Court, required to render such Claim Unimpaired. Class 3 Claims are Unimpaired and, accordingly, will be deemed to have accepted this Plan.

      4.  Class 4 (Noteholder Claims)

          Class 4 consists of the Allowed Unsecured Claims against the Debtor of Holders of Old Notes (including all Claims and causes of action arising therefrom or in connection therewith). As of the Effective Date, the Old Notes, the Old Indentures and any other Instruments relating thereto shall be terminated, canceled, annulled and extinguished. The Claim of each Holder of Notes or Series B Notes on the Distribution Record Date shall be Allowed in the aggregate amount of unpaid principal and accrued interest (through the Filing
Date) of such Holder's Old Note or Old Series B Note. On the Effective Date or as soon as practicable thereafter and assuming that WREP funds 100% of the DIP Facility, each Holder of an Allowed Class 4 Claim will receive on account of such Allowed Claim a Pro Rata portion of --- million shares of New Common Stock, equal to 100% of the New Common Stock to be issued by Reorganized WFSG on the Effective Date (i.e.,

---- shares of New Common Stock for each $1,000 of principal amount of Old Notes) less the number of shares (not in excess of 0.5% of such New Common Stock) reallocated to Holders of Old Common Stock pursuant to the Market Liquidity Reallocation. To the extent that WREP does not fund the full amount of the DIP Facility, only a percentage of the Compromised WREIT/WREP Claim (in dollar terms) equal to the percent funded will be treated as entitled to receive the New 6.00% Notes and the remaining percentage (in dollar terms) will be treated the same as Holders of an Allowed Class 4 claim. Assuming that WREP does not fund any portion of the DIP Facility, the shares of New Common Stock distributed to each Holder will be reduced, but in no event will the shares of New Common Stock be less than ------% of the New Common Stock to be outstanding on the Effective Date (i.e. ------- shares of New Common Stocks for each $1,000 of principal amount of Old Notes) less the number of shares reallocated pursuant to the Market Liquidity Reallocation. As a result, the percentage ownership of Holders of Allowed Class 4 Claims will vary according to the percentage of the DIP Facility funded. The New Common Stock issued pursuant to this Section IV(B)(4) will be subject to dilution pursuant to the Employment Agreements, any management compensation and stock option plan and upon any conversion of the Class B Common Stock of New Servicer pursuant to the WCC Restructuring. Class 4 Claims are Impaired and, accordingly, Holders of Allowed Class 4 Claims are entitled to vote on this Plan.

      5.    Class 5 (General Unsecured Claims)

            Class 5 consists of all Allowed Unsecured Claims against the Debtor other than the Unsecured Claims in Class 4 and includes, among others, the Compromised MLMC Claim, the Compromised WREIT/WREP Claim, the Guaranty Claims, the Trade Claims and the Intercompany Claims. The legal, equitable and contractual rights of each Holder of an Allowed Class 5 Claim will not be altered by this Plan. All Allowed Class 5 Claims shall be paid in full in Cash (with interest to the extent required by order of the Bankruptcy Court) on the latest of (a) the Effective Date, (b) the date a Class 5 Claim becomes an Allowed Claim, (c) the date an Allowed Class 5 Claim becomes due and payable in the ordinary course of the Debtor's business consistent with the Debtor's ordinary payment practices or pursuant to any agreement between the Debtor and the Holder of an Allowed Class 5 Claim or (d) on such other date as may be agreed to by the Debtor and the Holder of such Allowed Class 5 Claim. Class 5 Claims are Unimpaired and, accordingly, will be deemed to have accepted this Plan.

      6.  Class 6 (Interests of Holders of Old Common Stock)

          Class 6 consists of the Allowed Interests of Holders of Old Common Stock. As of the Effective Date, the Old Common Stock shall be terminated, canceled, annulled and extinguished and the Holders of Old Common Stock will neither receive nor retain any property under the Plan. Pursuant to the Market Liquidity Reallocation, however, such Holders will receive Pro Rata a reallocated amount of New Common Stock, not to exceed 0.5% of the New Common Stock outstanding on the Effective Date, which would have otherwise been distributed to the Holders of the Old Notes who accept the Plan. The maximum amount of New Common Stock to be reallocated pursuant to the Market Liquidity Reallocation described above will be reduced if WREP does not fund the full amount of the DIP Facility. The New Common Stock issued pursuant to this Section

IV(B)(6) is subject to dilution pursuant to the Employment Agreements, any stock option plan ofthe Company and the conversion of the Class B Common Stock. Class 6 Interests are not entitled to vote on this Plan.


C.    Confirmability of Plan and Cramdown

      In the event that Class 4 votes to accept this Plan the Debtor will request that the Bankruptcy Court confirm this Plan under the "cramdown" provisions of Section 1129(b) of the Bankruptcy Code as to the Class of Interest in Claim 6.

D.    Modification of Treatment of Claims

      The Debtor reserves for itself and Reorganized WFSG the right to modify the treatment of any Allowed Claim or Interest in any manner adverse only to the Holder of such Claim or Interest at any time after the Effective Date upon the consent of the Holder of such Claim or Interest whose Allowed Claim or Interest, as applicable, is being adversely affected.


                                      V.

                     MEANS OF EXECUTION AND IMPLEMENTATION

      In addition to the provisions set forth elsewhere in this Plan regarding the means of execution, the following shall constitute the means of execution of this Plan.

A.    Corporate Structure

      On the Effective Date, WFSG will become Reorganized WFSG.

B.    Corporate Action

      1.    Cancellation of Old Securities and Instruments

            Upon the Effective Date, all securities, Instruments and agreements governing any Claims or Interests Impaired hereby including, without limitation
(a) the Old Notes, (b) the Old Indentures and (c) the Old Common Stock shall be deemed terminated, canceled, annulled and extinguished. Except as otherwise provided herein, the Debtor, on the one hand, and the Indenture Trustee, on the other hand, shall be released from any and all obligations relating to or arising under the Old Notes and the Old Indentures, except with respect to the payments required to be made to the Indenture Trustee as provided herein. The Debtor shall also be released from any and all obligations relating to or arising under the Old Common Stock.

      2.    Issuance of New Common Stock

            Upon the Effective Date, or as soon as practicable thereafter, the Disbursing Agent shall, in accordance with this Plan, issue the New Common Stock less a number of shares of New Common Stock equal to the Market Liquidity Reallocation Amount (as defined in 3 below) to the Holders of the Allowed Class 4 Claims. On the Effective Date (i) all securities, Instruments and agreements entered into pursuant to this Plan including, without limitation, the New Common Stock, shall become effective and binding in accordance with their respective terms and conditions upon the parties thereto without further act or action under applicable law, regulation, order, rule or otherwise; and (ii) the Disbursing Agent shall issue the shares of New Common Stock reallocated to Holders of Interests in Class 6 pursuant to the Market Liquidity Reallocation.

      3.    Market Liquidity Reallocation

            In order to foster the development of and to improve conditions in the trading market for New Common Stock following the Effective Date, and for the benefit of the Holders of Allowed Claims in Class 4, Reorganized WFSG and/or the Disbursing Agent shall reallocate and distribute Pro Rata among all Holders of Allowed Interests in Class 6 an amount of shares of New Common Stock equal to 0.5% (or 1/200th) of the shares of New Common Stock otherwise to be distributed to Holders of Allowed Claims in Class 4 who have accepted the Plan (the "Market Liquidity Reallocation Amount"). Acceptance of the Plan by such Holders shall be deemed an irrevocable direction to Reorganized WFSG and/or the Disbursing Agent to effectuate the Market Liquidity Reallocation.

      4.    Certificate of Incorporation and Bylaws for Reorganized WFSG

            On the  Effective  Date,  Reorganized  WFSG  shall be deemed to have adopted the Reorganized WFSG Certificate of Incorporation and the Reorganized WFSG Bylaws pursuant to applicable non-bankruptcy law and Section 1123(a)(5)(I) of the Bankruptcy Code. The Reorganized WFSG Certificate of Incorporation will, among other provisions (a) authorize the issuance of the New Common Stock, (b) increase the number of shares authorized to be issued and (c) prohibit the issuance of nonvoting equity securities to the extent required by Section 1123(a)(6) of the Bankruptcy Code. The Reorganized WFSG Certificate of Incorporation and the Reorganized WFSG Bylaws each of which shall be Filed with the Bankruptcy Court prior to the Confirmation Hearing will become effective upon the later of (i) the occurrence of the Effective Date and (ii) the filing with the Delaware Secretary of State of the Reorganized WFSG Certificate of Incorporation.

      5.    Post-Reorganization Board of Directors and Officers

     As of the Effective Date, the operation of Reorganized WFSG shall be the responsibility of the Post-Reorganization Board, in accordance with applicable law. The initial Post-Reorganization Board will consist of seven members. Two of the seven members will be Wiederhorn and Mendelsohn, and the remaining five will be named by the Unofficial Noteholders' Committee. In addition, at the option of the Unofficial Noteholders' Committee, two additional board seats may be created and filled by current, independent directors of the Debtor. All members of the Post-Reorganization Board shall be deemed elected, and such elections shall be deemed effective as of the Effective Date, without any requirement of further action by stockholders of the Debtor or Reorganized WFSG. The names of the seven members of the initial Post-Reorganization Board and the initial officers of Reorganized WFSG shall be Filed with the Bankruptcy Court at or prior to the Confirmation Hearing in accordance with Section 1129(a)(5) of the Bankruptcy Code.

C.    WCC Restructuring

      On or prior to the Effective Date, the WCC Restructuring shall have been implemented.

D.    Compromised WREIT/WREP Claim; Compromised MLMC Claim

      On or prior to the Effective Date, the Debtor shall have implemented the transactions necessary to effectuate the settlement and compromise of the Compromised WREIT/WREP Claim and the Compromised MLMC Claim.

E.    DIP Facility

      On or prior to the Effective Date, the DIP Facility shall have been funded in whole or in part in accordance with the terms of the WREP Financing Agreement and the Financing Orders. Subject to the Bankruptcy Court's approval, a portion of the DIP Facility shall have been utilized to repay the Interim Facility in full.

F.    Employment Agreements

      On or prior to the Effective Date, the Employment Agreements shall have been executed and shall become effective in accordance with their terms.

G.    Management Compensation and Stock Option Plan

      Prior to or following the Effective Date, Reorganized WFSG may adopt, with the consent of the Holders of New Common Stock, a management compensation and stock option plan.

H.    Executory Contracts and Unexpired Leases

      Except as otherwise provided herein, or in any contract, Instrument, release, indenture or other agreement or document entered into in connection with this Plan, on the Effective Date, pursuant to Section 365 of the Bankruptcy Code, the Debtor will assume each executory contract and unexpired lease entered into by the Debtor prior to the Filing Date that has not previously (a) expired or terminated pursuant to its own terms or (b) been assumed or rejected pursuant to Section 365 of the Bankruptcy Code. The Confirmation Order will constitute an Order of the Bankruptcy Court approving the assumptions described in this
Section V(F), pursuant to Section 365 of the Bankruptcy Code, as of the Effective Date.

      Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to this Plan is in default will be satisfied, pursuant to
Section 365(b)(1) of the Bankruptcy Code, at the option of the Debtor or Reorganized WFSG (a) by payment of the default amount in Cash on the Effective Date or as soon as practicable thereafter or (b) on such other terms as are agreed to by the parties to such executory contract or unexpired lease. If there is a dispute regarding (i) the amount of any cure payments, (ii) the ability of Reorganized WFSG to provide "adequate assurance of future performance" (within the meaning of Section 365 of the Bankruptcy Code) under the contract or lease to be assumed or (iii) any other matter pertaining to assumption, the cure payments required by Section 365(b)(1) of the Bankruptcy Code will be made following the entry of a Final Order resolving the dispute and approving the assumption.

I.    Section 1145 Exemption

      The offer of New Common Stock under this Plan in exchange for the cancellation of certain existing securities previously issued by the Debtor has not been registered under the securities act or similar state securities or "blue sky" laws. The offering of the New Common Stock shall be deemed to be made in reliance on and in accordance with Section 1145(a) of the Bankruptcy Code.

J.    Section 1146 Exemption

      In accordance with Section 1146(c) of the Bankruptcy Code (a) the issuance, transfer, or exchange of any security under this Plan or the making or delivery of any Instrument of transfer pursuant to, in implementation of, or as contemplated by this Plan, including any merger agreements or agreements of consolidation, deeds, bills of sale, or assignments executed in connection with any of the transactions contemplated under this Plan, or the revesting, transfer, or sale of any real or personal property of the Debtor pursuant to, in implementation of, or as contemplated by this Plan, (b) the making, delivery, creation, assignment, amendment or recording of any note or other obligation for the payment of money or any mortgage, deed of trust, or other security interest under, in furtherance of, or in connection with this Plan, the issuance, renewal, modification or securing of indebtedness by such means and (c) the making, delivery or recording of any deed or other Instrument of transfer under, in furtherance of, or in connection with, this Plan including, without limitation, the Confirmation Order, shall not be subject to any document recording tax, stamp tax, conveyance fee or other similar fee, tax or governmental assessment. Consistent with the foregoing, each clerk, recorder or similar official for any county, city or governmental unit in which any Instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such Instrument, without requiring the payment of any such fee or tax.

K.    Implementation and Carrying Out the Terms of This Plan

      The Debtor and Reorganized WFSG are hereby authorized and directed to take all necessary steps, execute any documents and perform all necessary acts, to consummate the terms and conditions of this Plan on the Effective Date. On or before the Effective Date, the Debtor may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate or further evidence the terms and conditions of this Plan and the other agreements referred to herein. Pursuant to Section 303 of the Delaware General Corporation Law, all terms of, and actions contemplated by, this Plan may be put into effect and carried out, without further action by the directors or shareholders of the Debtor or Reorganized WFSG, who shall be deemed to have unanimously approved this Plan, all Exhibits hereto and all transactions provided for hereunder or contemplated herein.

L.    Payment of Statutory Fees

      All fees payable pursuant to 28 U.S.C. ss. 1930 as determined by the Bankruptcy Court at the Confirmation Hearing shall be paid by the Debtor on or before the Effective Date.

M.    Payment of Fees and Expenses of Unofficial Noteholders' Committee's
      Counsel

      Subject  to the  approval  of the  Bankruptcy  Court  upon any  dispute by
Reorganized WFSG as set forth below, and whether or not the U.S. Trustee appoints an Official Committee, the reasonable fees and expenses of counsel and financial advisors to the Unofficial Noteholders' Committee incurred through and including the Effective Date will be paid on or as soon as practicable after the Effective Date. To the extent, after being furnished with normal supporting documents for such fees and expenses, Reorganized WFSG disputes the reasonableness of any such fees and expenses, Reorganized WFSG shall pay such fees and expenses as are not disputed, and shall submit to the Unofficial Noteholders' Committee a written list of specific fees and expenses viewed by Reorganized WFSG as not being reasonable. To the extent that Reorganized WFSG and the Unofficial Noteholders' Committee are unable to resolve the dispute, the dispute shall be resolved by the Bankruptcy Court.

N.    Term of Injunctions or Stays

      Unless provided in the Confirmation Order or otherwise, all injunctions or stays imposed in or related to the Reorganization Case pursuant to Sections 105 and 362 of the Bankruptcy Code or otherwise in effect on the Confirmation Date shall remain in full force and effect until the Effective Date.

O.    No Interest

      Except as expressly provided herein, no Holder of an Allowed Claim or Allowed Interest shall receive interest on the distribution to which such Holder is entitled hereunder, regardless of whether such distribution is made on the Effective Date or thereafter.

P.    Retiree Benefits

      On and after the Effective Date, to the extent required by Section 1129(a)(13) of the Bankruptcy Code, Reorganized WFSG shall continue to pay all retiree benefits, if any (as the term "retiree benefits" is defined in Section 1114(a) of the Bankruptcy Code), maintained or established by the Debtor prior to the Confirmation Date.


                                      VI.

                   DISTRIBUTIONS, DISPUTED CLAIMS AND SETOFF

A.    Disbursing Agent

      Reorganized WFSG or such Person(s) as the Debtor may employ in its sole discretion, will act as Disbursing Agent under this Plan. The Disbursing Agent shall make all distributions of Cash and New Common Stock required to be distributed under the applicable provisions of this Plan. The Disbursing Agent may employ or contract with other entities to assist in or make the distributions required by this Plan. The Disbursing Agent will serve without bond, and each Disbursing Agent, other than Reorganized WFSG, will receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to this Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from Reorganized WFSG on terms acceptable to Reorganized WFSG.

B.    Distribution Record Date

      As of the close of business on the Distribution Record Date, the transfer registers for the Old Notes and the Old Common Stock maintained by the Debtor, the Indenture Trustee or their respective agents, will be closed. The Debtor, Disbursing Agent, the Indenture Trustee and their respective agents will have no obligation to recognize the transfer of any of the Old Notes or the Old Common Stock occurring after the Distribution Record Date, and will be entitled for all purposes relating to this Plan to recognize and deal only with those Holders of record as of the close of business on the Distribution Record Date.

C.    Timing of Disbursement of Funds

      Except as otherwise provided in this Plan with respect to any particular Class, Claim or Interest, property to be distributed hereunder or under the Market Liquidity Reallocation to Holders of Allowed Claims and Allowed Interests in an Impaired Class (a) shall be distributed on the Effective Date or as soon as practicable thereafter to each Holder of an Allowed Claim or an Allowed Interest in that Class that is an Allowed Claim or an Allowed Interest as of the Effective Date and (b) shall be distributed to each Holder of an Allowed Claim or an Allowed Interest of that Class that becomes an Allowed Claim or Allowed Interest after the Effective Date, as soon as practicable after the Order of the Bankruptcy Court allowing such Claim or Interest becomes a Final Order. Except as otherwise provided in this Plan with respect to any particular Class or Claim, property to be distributed under this Plan on account of Claims in a Class that are not Impaired or on account of an Administrative Claim shall be distributed on the later of (i) the Effective Date or as soon as practicable thereafter, or if any Claim is not an Allowed Claim as of the Effective Date, on the date the Order allowing such Claim becomes a Final Order or as soon as practicable thereafter and (ii) the date on which the distribution to the Holder of the Claim would have been due and payable in the ordinary course of business or under the terms governing payment of the Claim.

D.    Methods of Distributions; Delivery

      1.  Cash Payments

          Any Cash payments made pursuant to this Plan will be in U.S. dollars. Cash payments made pursuant to this Plan in the form of checks issued by Reorganized WFSG shall be null and void if not cashed within 90 days of the date of the issuance thereof.

     2.   Issuance and Transfers of New Common Stock

          Notwithstanding any other provision of this Plan, only whole numbers of shares of New Common Stock will be issued or transferred, as the case may be, pursuant to this Plan. When any distribution on account of an Allowed Claim or Allowed Interest pursuant to this Plan would otherwise result in the issuance or transfer of a number of shares of New Common Stock that is not a whole number, the actual distribution of such New Common Stock will be rounded to the next higher or lower whole number as follows (i) fractions of 1/2 or greater will be rounded to the next higher whole number and (ii) fractions of less than 1/2 will be rounded to the next lower whole number. The total number of shares of New Common Stock to be distributed to a Class of Claims or Interests will be adjusted as necessary to account for the rounding provided for in this Section. No consideration will be provided for fractional shares that are rounded down.

      3.  Delivery of Distributions

          Subject to Bankruptcy Rule 9010, all distributions to any Holder of an Allowed Claim under the Plan or an Allowed Interest under the Market Liquidity Reallocation shall be made to the address of such Holder on the books and records of the Debtor or its agents, unless the Debtor or

Reorganized WFSG, as applicable, has been notified in writing of a change of address. If the distribution to any Holder of an Allowed Claim or Allowed Interest is returned to the Disbursing Agent as undeliverable, the Disbursing Agent shall use reasonable efforts to determine the current address of such Holder, but no distribution shall be made to such Holder unless and until the Disbursing Agent has determined or is notified in writing of such Holder's then current address, at which time such distribution shall be made to such Holder without interest. Undeliverable distributions shall remain in the possession of Reorganized WFSG or the Disbursing Agent pursuant to Section VI(F) of this Plan until such time as a distribution becomes deliverable. Any interest paid, and any other amounts earned, with respect to such undeliverable Cash pending its distribution in accordance with this Plan shall be the property of Reorganized WFSG.

            Pending the distribution of any New Common Stock pursuant to this Plan, Reorganized WFSG or the Disbursing Agent shall cause the New Common Stock held by it in its capacity as Disbursing Agent to be (a) represented in person or by proxy at each meeting of the stockholders of Reorganized WFSG and (b) voted with respect to any matter of Reorganized WFSG proportionally with the votes cast by other stockholders of Reorganized WFSG.

      4.    Withholding Taxes

            Reorganized WFSG and/or the Disbursing Agent shall be entitled to deduct any federal, state or local withholding taxes from any payments made with respect to Allowed Claims or Allowed Interests, as appropriate.

E.    Surrender of Canceled Instruments or Securities

     (a) As a condition precedent to receiving any distribution pursuant to this Plan on account of an Allowed Claim evidenced by the Old Notes or under the Market Liquidity Reallocation on account of an Allowed Interest evidenced by the Old Common Stock canceled pursuant to this Plan (the "CANCELED INSTRUMENTS"), the Holder of such Allowed Claim or Allowed Interest will tender such Canceled Instruments evidencing such Allowed Claim or Allowed Interest to the Disbursing Agent. Any Cash or New Common Stock to be distributed pursuant to this Plan or the Market Liquidity Reallocation on account of any such Allowed Claim or Allowed Interest, respectively, will, pending such surrender, be treated as an undeliverable distribution pursuant to Section VI(F) of this Plan.

     (b) Except as provided in Section VI(E)(c) hereof, each Holder of an Allowed Claim or Allowed Interest will tender such Canceled Instrument to the Disbursing Agent, together with a letter of transmittal to be provided to such Holders by the Disbursing Agent, as promptly as practicable on or following the Effective Date. The letter of transmittal will include, among other provisions, customary provisions with respect to the authority of the Holder of the Canceled Instrument to act and the authenticity of any signatures required thereon. All surrendered Canceled Instruments will be marked as canceled by the Disbursing Agent, and delivered to Reorganized WFSG.

     (c) In addition to any requirements under applicable law, any Holder of an Allowed Claim or Allowed Interest evidenced by Old Notes, Old Common Stock or other Instrument that has been lost, stolen, mutilated or destroyed will, in lieu of surrendering such Instrument, deliver to the Disbursing Agent (i) evidence satisfactory to the Disbursing Agent of such loss, theft, mutilation or destruction and (ii) such security or indemnity as may be required by the Disbursing Agent to hold Reorganized WFSG and the Disbursing Agent harmless from any damages, liabilities or costs incurred in treating such individual as a Holder of a Claim or Interest. Upon compliance with this Section VI(E)(c) by a Holder of a Claim or Interest evidenced by such Instrument, such Holder will for all purposes under this Plan be deemed to have surrendered such Instrument.

F.    Unclaimed Property

      Any Person who fails to claim any Cash or New Common Stock to be distributed hereunder or under the Market Liquidity Reallocation within one year from the Effective Date or from such other date as a Claim or Interest becomes an Allowed Claim or an Allowed Interest shall forfeit all rights to any such distributions under this Plan. Upon forfeiture, such Cash (including interest thereon) and New Common Stock shall be the property of Reorganized WFSG and all such New Common Stock shall be canceled. Persons who fail to claim Cash or New Common Stock shall forfeit their rights thereto and shall have no Claim whatsoever against the Debtor, Reorganized WFSG or any Holder of an Allowed Claim or Allowed Interest to whom distributions are made.

G.    Procedures for Treating Disputed Claims

      1.    Disputed Claims

            Holders of Claims and Interests hereunder need not file proofs of Claims or Interests in order to receive the treatment provided in this Plan and will be subject to Bankruptcy Court process only to the extent provided in this Plan or by order of the Bankruptcy Court. The Debtor does not intend to ask the Bankruptcy Court to set any deadlines for the filing proofs of Claims or Interests. On and after the Effective Date, except as otherwise provided herein, all Claims shall be paid in the ordinary course of business of Reorganized WFSG. If the Debtor disputes any Claim or Interest, such dispute shall be determined, resolved or adjudicated, as the case may be, under applicable law, and such Claim or Interest shall survive the Effective Date to the extent that such Claim or Interest has not been Allowed and has not received the treatment afforded the Class of Claims or Interests in which such Claim or Interest is classified under this Plan on or before the Effective Date. Among other things, the Debtor may elect, at its sole option, to object or seek estimation under Section 502 of the Bankruptcy Code with respect to any proof of Claim or Interest filed by or on behalf of a Holder of a Claim or Interest.

      2.    Objections to Claims and Interests

            Except insofar as a Claim or Interest is Allowed hereunder, Reorganized WFSG shall be entitled and reserve the right to object to Claims and Interests. Except as otherwise provided herein or as otherwise ordered by the Bankruptcy Court, objections to any Claim or Interest including, without limitation, Administrative Claims, shall be Filed and served upon the Holder of such Claim or Interest no later than the later of (a) 60 days after the Effective Date and (b) 60 days after a proof of Claim or Interest or request for payment of such Claim or Interest is Filed, unless such period is extended by the Bankruptcy Court, which extension may be granted on an ex parte basis without notice or hearing. After the Confirmation Date, only the Debtor and Reorganized WFSG shall have the authority to File, settle, compromise, withdraw or litigate to judgment objections to Claims and Interests. From and after the Confirmation Date, the Debtor and Reorganized WFSG may settle or compromise any Disputed Claim or Disputed Interest without approval of the Bankruptcy Court. Except as (i) specified otherwise herein or (ii) ordered by the Bankruptcy Court, all Disputed Claims or Disputed Interests shall be resolved by the Bankruptcy Court.

      3.    No Distributions Pending Allowance

            Notwithstanding any other provisions of this Plan, no payments or distributions will be made on account of a Disputed Claim or a Disputed Interest until such Claim or Interest becomes an Allowed Claim or Allowed Interest.

H.    Setoffs

      Except with respect to Claims Allowed pursuant to this Plan or Claims of the Debtor or Reorganized WFSG released pursuant to this Plan or any contract, Instrument, release, indenture or other agreement or document created in connection with this Plan, the Debtor or Reorganized WFSG may, pursuant to
Section 553 of the Bankruptcy Code or applicable nonbankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to this Plan on account of such Claim (before any distribution is made on account of such Claim), the claims, rights and causes of action of any nature that the Debtor or Reorganized WFSG may hold against the Holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtor or Reorganized WFSG of any such claims, rights and causes of action that the Debtor or Reorganized WFSG may possess against such Holder.


                                     VII.

                  CONFIRMATION AND EFFECTIVE DATE CONDITIONS

A.    Conditions to Confirmation

      Confirmation of this Plan cannot occur until the Bankruptcy Court finds that all of the substantive confirmation requirements under the Bankruptcy Code have been satisfied pursuant to Section 1129 of the Bankruptcy Code. In addition, the Bankruptcy Court will not enter the Confirmation Order unless the Confirmation Order is acceptable in form and substance to the Debtor, and the Confirmation Order expressly authorizes and directs the Debtor and Reorganized

WFSG to perform those actions specified herein. Finally, it shall be a condition to Confirmation that each of the events and actions required by this Plan to occur or to be taken prior to Confirmation shall have occurred or been taken, or the Debtor, or the party whose obligations are conditioned upon such occurrences or actions, as applicable, shall have waived such occurrences or actions and the Bankruptcy Court shall confirm this Plan without such occurrence or action.

B.    Conditions to Effective Date

      The Effective Date will not occur and this Plan will not be consummated unless and until each of the following conditions has been satisfied or waived by the Debtor with, where applicable, the consent of the Unofficial Noteholders'
Committee:

      1. The Confirmation Date shall have occurred and the Confirmation Order shall have become a Final Order.

      2. The Confirmation Order authorizes and directs that WFSG or Reorganized WFSG take all actions necessary or appropriate to enter into, implement and consummate the contracts, Instruments and other agreements or documents created in connection with this Plan, including those actions set forth in Section V of this Plan.

      3. The WCC Restructuring shall have been effectuated including, without limitation, the release of the CCI Guaranty Claims.

      4. The Employment Agreements between Reorganized WFSG and Wiederhorn and Mendelsohn shall have been executed and delivered prior to the Filing Date and remain in full force and effect as of the Effective Date.

      5. All other actions and documents necessary to implement the provisions of this Plan shall have been effected or executed or, if waivable, waived by the Person or Persons entitled to the benefit thereof.

C.    Waiver of Conditions to Confirmation and Effective Date

      Except for condition 1 above, each of the other conditions to Confirmation and the Effective Date may be waived in whole or in part by the Debtor at any time, without notice or an Order of the Bankruptcy Court. The failure to satisfy or to waive any condition may be asserted by the Debtor regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Debtor). The failure of the Debtor to exercise any of the foregoing rights will not be deemed a waiver of any other rights and each such right will be deemed an ongoing right that may be asserted at any time.

                                     VIII.

                         EFFECTS OF PLAN CONFIRMATION

A.    Discharge of Debtor and Injunction

      Except as otherwise provided in this Plan or the Confirmation Order (1) on the Effective Date, the Debtor shall be deemed discharged and released to the fullest extent permitted by Section 1141 of the Bankruptcy Code from all Claims and Interests including, but not limited to, demands, liabilities, Claims and
Interests that arose before the Effective Date (and specifically all Claims arising out of, related to or in connection with the CCI Guaranty, the WCC Restructuring or any lending by CCI to WCC, Wiederhorn or Mendelsohn, the Compromised WREIT/WREP Claim and the Compromised MLMC Claim), Claims and all debts of the kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a proof of Claim or proof of Interest based on such debt or Interest is Filed or deemed Filed pursuant to Section 501 of the Bankruptcy Code, (b) a Claim or Interest based on such debt or Interest is Allowed pursuant to Section 502 of the Bankruptcy Code or (c) the Holder of a Claim or Interest based on such debt or Interest has accepted this Plan and (2) all Persons shall be precluded from asserting against the Debtor and Reorganized WFSG, their respective successors, or their respective assets or properties any other or further Claims or Interests based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date. Except as otherwise provided in this Plan or the Confirmation Order, the Confirmation Order shall act as a discharge of any and all Claims against and all debts and liabilities of the Debtor, as provided in Sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment against the Debtor at any time obtained to the extent that it relates to a Claim or Interest discharged.

      Except as otherwise provided in this Plan or the Confirmation Order, on and after the Effective Date, all Persons who have held, currently hold or may hold a debt, Claim or Interest discharged pursuant to the terms of this Plan are permanently enjoined from taking any of the following actions on account of any such discharged debt, Claim or Interest (i) commencing or continuing in any manner any action or other proceeding against the Debtor, Reorganized WFSG or their respective successors or their respective properties, (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtor, Reorganized WFSG or their respective successors or their respective properties, (iii) creating, perfecting or enforcing any lien or encumbrance against the Debtor, Reorganized WFSG or their respective successors or their respective properties and (iv) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of this Plan or the Confirmation Order. Any Person injured by any willful violation of such injunction shall recover actual damages, including costs and attorneys' fees, and, in appropriate circumstances, may recover punitive damages, from the willful violator.

B.    Limitation of Liability

      None of the Debtor, Reorganized WFSG, the members of the Unofficial Noteholders' Committee, the Indenture Trustee or any of their respective employees, officers, directors, agents or representatives, or any professional persons employed by any of them, shall have any responsibility, or have or incur any liability, to any Person whatsoever (1) for any matter expressly approved or directed by the Confirmation Order or (2) under any theory of liability (except for any claim based upon willful misconduct or gross negligence) for any act taken or omission made in good faith directly related to formulating, implementing, confirming or consummating this Plan, the Disclosure Statement or any contract, Instrument, release or other agreement or document created in connection with this Plan; provided, that nothing in this Section VIII(B) shall limit the liability of any Person for breach of any express obligation it has under the terms of this Plan or under any agreement or other document entered into by such Person either post-Filing Date or in accordance with the terms of this Plan (except to then extent expressly provided in the Confirmation Order) or for any breach of a duty of care owed to any other Person occurring after the Effective Date.

C.    Releases

      On the Effective Date, the Debtor shall release unconditionally, and hereby is deemed to release unconditionally (1) the Debtor's then current and former officers, directors, shareholders and employees (solely in their capacity as such) (collectively, the "DEBTOR RELEASEES"), (2) the Unofficial Noteholders' Committee and, solely in their capacity as members or representatives of the Unofficial Noteholders' Committee or of such members, each member, consultant, attorney, accountant or other representative of the Unofficial Noteholders' Committee or any member thereof and (3) the Indenture Trustee, in its respective capacity as Indenture Trustee (collectively the parties in (2) and (3) above being referred to as the "ADDITIONAL RELEASEES") from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Reorganization Case, this Plan, the Notes or the Disclosure Statement.

      On the Effective Date (i) each Holder of a Claim or Interest shall be deemed to have unconditionally released the Debtor, the Debtor Releasees, the Debtor's advisors and professionals and the Additional Releasees from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever which any such Holder may be entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtor, the Reorganization Case, this Plan or the Disclosure Statement and (ii) the Debtor and the Debtor Releasees, on the one hand, and the Additional Releasees, on the other hand, shall, or shall be deemed to, unconditionally mutually release each other, from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever which any such Holder may be entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtor, the Reorganization Case, this Plan or the Disclosure Statement.

D.    Indemnification

      The obligations of the Debtor as of the Filing Date to indemnify their present and former directors or officers, respectively, against any obligations pursuant to the Debtor's certificates of incorporation or by-laws, applicable state law or specific agreement, or any combination of the foregoing, shall survive confirmation of this Plan, remain unaffected thereby, be assumed by Reorganized WFSG and not be discharged. Reorganized WFSG shall assume the Debtor's obligations to indemnify any Person by reason of the fact that he or she is or was a director, officer, employee, agent, attorney, member or other authorized representative (in each case, as applicable) of the Debtor, the
Unofficial Noteholders' Committee and the Indenture Trustee (collectively, the "INDEMNITEES") against any claims, liabilities, actions, suits, damages, fines, judgments or expenses (including reasonable attorneys' fees and expenses), arising during the course of, or otherwise in connection with or in any way related to, the negotiation, preparation, formulation, solicitation, dissemination, implementation, confirmation and consummation of this Plan and the transactions contemplated thereby and the Disclosure Statement in support thereof; provided, however, that the foregoing indemnification shall not apply to any liabilities arising from the gross negligence or willful misconduct of any Indemnitee. If any claim, action or proceeding is brought or asserted against an Indemnitee in respect of which indemnity may be sought from Reorganized WFSG, the Indemnitee shall promptly notify Reorganized WFSG in writing and Reorganized WFSG shall assume the defense thereof including the employment of counsel reasonably satisfactory to the Indemnitee, and the payment of all expenses of such Indemnitee. The Indemnitee shall have the right to employ separate counsel in any such claim, action or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnitee unless (1) Reorganized WFSG has agreed to pay the fees and expenses of such counsel, (2) Reorganized WFSG shall have failed to assume promptly the defense of such claim, action or proceeding or to employ counsel reasonably satisfactory to the Indemnitee in any such claim, action or proceeding or (3) the named parties in any such claim, action or proceeding (including any impleaded parties) include both the Indemnitee and Reorganized WFSG and the Indemnitee believes, in the exercise of its business judgment and in the opinion of its legal counsel, reasonably satisfactory to Reorganized WFSG that the joint representation of Reorganized WFSG and the Indemnitee will likely result in a conflict of interest (in which case, if the Indemnitee notifies Reorganized WFSG in writing that it elects to employ separate counsel at the expense of Reorganized WFSG shall not have the right to assume the defense of such action or proceeding on behalf of the Indemnitee). In addition, Reorganized WFSG shall not effect any settlement or release from liability in connection with any matter for which the Indemnitee would have the right to indemnification from Reorganized WFSG unless such settlement contains a full and unconditional release of the Indemnitee, or a release of the Indemnitee reasonably satisfactory in form and substance to the Indemnitee.

E.    Vesting of Assets

      Except as otherwise provided in this Plan or the Confirmation Order, on the Effective Date, all property of the Debtor's Estate shall vest in Reorganized WFSG free and clear of all Claims, liens, encumbrances and Interests. From and after the Effective Date, Reorganized WFSG may operate its business and use, acquire and dispose of property and settle and compromise claims or interests arising on or after the Effective Date without supervision by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules or the Local Bankruptcy Rules, other than those restrictions expressly imposed by this Plan or the Confirmation Order.

F.    Waiver of Subordination

      The classification and manner of satisfying all Claims and Interests under this Plan and the distributions hereunder take into consideration all contractual, legal and equitable subordination rights, whether arising under any agreement, general principles of equitable subordination, Section 510 of the Bankruptcy Code or otherwise, that a Holder of a Claim or Interest may have against other Claim or Interest Holders with respect to any distribution made pursuant to this Plan. On the Effective Date, all contractual, legal or equitable subordination rights that such Holder may have with respect to any distribution to be made pursuant to this Plan shall be deemed to be waived, discharged and terminated, and all actions related to the enforcement of such subordination rights will be permanently enjoined. Accordingly, distributions pursuant to this Plan to Holders of Allowed Claims and Allowed Interests shall not be subject to payment to a beneficiary of such terminated subordination rights, or to levy, garnishment, attachment or other legal process by any beneficiary of such terminated subordination rights.

G.    Preservation of Causes of Action

      Except as otherwise provided herein, or in any contract, Instrument, release or other agreement entered into in connection with this Plan, in accordance with Section 1123(b) of the Bankruptcy Code, Reorganized WFSG shall retain (and may enforce) any claims, rights (including rights of set-off) and causes of action that the Debtor or the Estate may hold against any Person including, among other things and without limitation, any claims, rights or causes of action under Sections 544 through 550 of the Bankruptcy Code or any similar provisions of state law, or any other statute or legal theory; provided, however, that in the event that Class 4 votes to accept this Plan, any such claims, rights or causes of action against Holders of Allowed Claims or Allowed Interests in such Classes (solely in their capacities as such) shall be released, discharged and extinguished on the Effective Date.

H.    Retention of Bankruptcy Court Jurisdiction

      To the maximum extent permitted by the Bankruptcy Code or other applicable law, the Bankruptcy Court shall have jurisdiction of all matters arising out of, and related to, the Reorganization Case and this Plan pursuant to, and for the purpose of, Sections 105(a) and 1142 of the Bankruptcy Code including, without limitation, jurisdiction to:

     1. Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim, the resolution of any objections to the allowance or priority of Claims or Interests and the resolution of any dispute as to the treatment necessary to Reinstate a Claim pursuant to this Plan;

     2. Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or this Plan, for periods ending before the Effective Date;

     3. Resolve any matters related to the assumption or rejection of any executory contract or unexpired lease to which the Debtor is a party or with respect to which the Debtor may be liable, and to hear, determine and, if necessary, liquidate any Claims arising therefrom;

     4. Ensure that distributions to Holders of Allowed Claims or Allowed Interests are accomplished pursuant to the provisions of this Plan;

     5. Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtor or Reorganized WFSG that may be pending on the Effective Date;

     6. Enter such Orders as may be necessary or appropriate to implement or consummate the provisions of this Plan and all contracts, Instruments, releases, indentures and other agreements or documents created in connection with this Plan, the Disclosure Statement or the Confirmation Order, except as otherwise provided herein;

     7. Resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of this Plan or the Confirmation Order, including the release and injunction provisions set forth in and contemplated by this Plan and the Confirmation Order, or any entity's rights arising under or obligations incurred in connection with this Plan or the Confirmation Order;

     8. Subject to any restrictions on modifications provided herein or in any contract, Instrument, release, indenture or other agreement or document created in connection this Plan, modify this Plan before or after the Effective Date pursuant to Section 1127 of the Bankruptcy Code or modify the Disclosure Statement, the Confirmation Order or any contract, Instrument, release, indenture or other agreement or document created in connection with this Plan, the Disclosure Statement or the Confirmation Order, or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court Order, this Plan, the Disclosure Statement, the Confirmation Order or any contract, Instrument, release, indenture or other agreement or document created in connection with this Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate this Plan, to the extent authorized by the Bankruptcy Code;

     9. Issue injunctions, enter and implement other Orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation or enforcement of this Plan or the Confirmation Order;

     10. Enter and implement such Orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

     11. Except as otherwise provided in this Plan, or with respect to specific matters, in the Confirmation Order or any other Order entered in connection with the Reorganization Case, determine any other matters that may arise in connection with or relating to this Plan, the Disclosure Statement, the Confirmation Order or any contract, Instrument, release, indenture or other agreement or document created in connection with this Plan, the Disclosure Statement or the Confirmation Order; and

     12. Enter an Order or Orders closing the Reorganization Case.

I.    Failure of Bankruptcy Court to Exercise Jurisdiction

      If the Bankruptcy Court abstains from exercising or declines to exercise jurisdiction, or is otherwise without jurisdiction over any matter arising out of the Reorganization Case including the matters set forth in Section VIII(H) above, Section VIII(H) shall not prohibit or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

J.    Official Committees

      On the Effective Date, all Official Committees, if any, and the Unofficial Noteholders' Committee shall be dissolved and the members of such Official Committees or the Unofficial Noteholders' Committee and their respective professionals shall be released and discharged from all further rights and duties arising from or related to the Reorganization Case. The professionals retained by such Official Committees and the Unofficial Noteholders' Committee and the members thereof shall not be entitled to compensation or reimbursement of expenses incurred for services rendered after the Effective Date other than for services rendered pursuant to this Plan, to enforce the terms of this Plan or in connection with other activities reserved to such Official Committees, the Unofficial Noteholders' Committee or their respective professionals under this Plan or the Confirmation Order or in connection with any application for allowance of compensation and reimbursement of expenses pending as of, or Filed after, the Effective Date.

                                      IX.

                           MISCELLANEOUS PROVISIONS

A.    Final Order

      Any requirement in this Plan that an Order be a Final Order may be waived by the Debtor; provided, that nothing contained herein or elsewhere in this Plan shall prejudice the right of any party-in-interest to seek a stay pending appeal with respect to such Order.

B.    Modification of this Plan

      The Debtor reserves the right to modify this Plan at any time prior to the Confirmation Date in the manner provided for by Section 1127 of the Bankruptcy Code or as otherwise permitted by law without additional disclosure pursuant to
Section 1125 of the Bankruptcy Code, except as the Bankruptcy Court may otherwise order. If any of the terms of this Plan is modified prior to the Voting Deadline in a manner determined by the Debtor to constitute a material adverse change as to Holders of any of the Old Securities, the Debtor will promptly disclose any such modification in a manner reasonably calculated to inform the Holders of the affected Old Securities of such modification and the Debtor reserves the right to extend the solicitation period for acceptances of this Plan for a period which the Debtor, in its sole discretion, deems appropriate, depending upon the significance of the modification and the manner of disclosure to Holders of the affected Old Securities.

      If, after receiving sufficient acceptances but prior to Confirmation of this Plan, the Debtor seeks to modify this Plan, the Debtor can use such previously solicited acceptances only to the extent permitted by applicable law. The Debtor reserves the right to use acceptances of this Plan received during its pre-petition solicitation of acceptances under any other circumstances including in connection with a case under the Bankruptcy Code for the Debtor commenced by the filing of one or more involuntary petitions, subject to approval of the Bankruptcy Court.

      The Debtor reserves the right after the Confirmation Date and before the Effective Date to modify the terms of this Plan or waive any conditions to the effectiveness thereof if and to the extent the Debtor determines that such modifications or waivers are necessary or desirable to consummate this Plan. The Debtor will give such Holders of Claims and Interests notice of such modifications or waivers as may be required by applicable law and the Bankruptcy Court, and any such modifications shall be subject to the approval of the Bankruptcy Court to the extent required by, and in accordance with, Section 1127 of the Bankruptcy Code.

C.    No Liability for Solicitation or Participation

      As specified in Section 1125(e) of the Bankruptcy Code, Persons that solicit acceptances or rejections of this Plan and/or that participate in the offer, issuance, sale or purchase of securities offered or sold under this Plan, in good faith and in compliance with the applicable provisions of the

Bankruptcy Code, shall not be liable, on account of such solicitation or participation, for violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of this Plan or the offer, issuance, sale or purchase of securities.

D.    Revocation of this Plan

      The Debtor reserves the right to revoke or withdraw this Plan prior to the Confirmation Date. If the Debtor revokes or withdraws this Plan, or if Confirmation does not occur for any reason, then this Plan shall be null and void, and all of the Debtor's respective obligations with respect to the Claims and Interests shall remain unchanged and nothing contained herein or in the Disclosure Statement shall be deemed an admission or statement against interest or to constitute a waiver or release of any claims by or against the Debtor or any other Person or to prejudice in any manner the rights of the Debtor or any Person in any further proceedings involving the Debtor or any Person.

E.    Severability of Plan Provisions

      If, prior to Confirmation, any term or provision of this Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court will have the power, upon the request of the Debtor, to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

F.    Notices

      All notices, requests or demands for payments provided for in this Plan shall be in writing and shall be deemed to have been given when personally delivered by hand or deposited in any general or branch post office of the United States Postal Service or received by telex or telecopier. Notices, requests and demands for payments shall be addressed and sent, postage prepaid or delivered, in the case of notices, requests or demands for payments to Wilshire Financial Services Group Inc., 1776 SW Madison Street, Portland, Oregon 97205, Attn: Mark Peterman, with a copy to Proskauer Rose LLP, 1585 Broadway, New York, New York 10036, Attn: Sheldon I. Hirshon, Esq. and James M. Waddington, Esq., and Latham & Watkins, 633 West Fifth Street, Los Angeles, California 90071, Attn: Bennett J. Murphy, Esq., and/or at any other address designated by the Debtor by notice to each Holder of a Claim or Interest, and, in the case of notices to Holders of Claims and Interests, at the last known address according to the Debtor's books and records or at any other address designated by a Holder of a Claim or Interest on its proof of Claim or Interest Filed with the Bankruptcy Court, provided that any notice of change of address shall be effective only upon receipt.

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G.    Successors and Assigns

      The rights, benefits and obligations of any Person named or referred to in this Plan shall be binding on, and shall inure to the benefit of, any heir, executor, trustee, administrator, successor or assign of such Person.

H.    Saturday, Sunday or Legal Holiday

      If any payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

I.    Post-Effective Date Effect of Evidences of Claims or Interests

      Except as otherwise specified herein, notes, bonds, stock certificates and other evidences of Claims against or Interests in the Debtor, and all Instruments of the Debtor (in either case, other than those executed and delivered as contemplated hereby in connection with the consummation of this
Plan), shall, effective upon the Effective Date, represent only the right to participate in the distributions contemplated by this Plan.

J.    Governing Law

      Unless a rule of law or procedure is supplied by (1) federal law (including the Bankruptcy Code, the Bankruptcy Rules or the Local Bankruptcy Rules), (2) an express choice of law provision in any agreement, contract, Instrument or document provided for, or executed in connection with, this Plan or (3) applicable non-bankruptcy law, the rights and obligations arising under this Plan and any agreements, contracts, documents and Instruments executed in connection with this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to the principles of conflict of laws thereof.

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


K.    Inconsistency

      In the event of any inconsistency between this Plan and the Disclosure Statement, or any other Instrument or document created or executed pursuant to this Plan, this Plan shall govern.


DATED: February 1, 1999


                              WILSHIRE FINANCIAL SERVICES GROUP INC.



                              By: ______________________________________________
                                  Name:   Andrew A. Wiederhorn
                                  Title:  Chief Executive Officer and
                                          Secretary



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